Exhibit 99.10.(l)

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

October 19, 2017

KKR Income Opportunities Fund

555 California Street, 50th Floor

San Francisco, California 94104

Re:                             KKR Income Opportunities Fund

Dear Ladies and Gentlemen:

We have acted as counsel to KKR Income Opportunities Fund, a Delaware statutory trust (the “Trust”), in connection with the issuance by the Trust of shares of beneficial interest of the Trust (the “Shares”), pursuant to the exercise of rights (the “Rights”) to be distributed to shareholders of the Trust, all in accordance with the Trust’s registration statement on Form N-2 under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”), as filed with the Securities and Exchange Commission (the “Commission”) on August 3, 2017, and Pre-Effective Amendment No. 1, under the Securities Act, and Amendment No. 8 under the 1940 Act, filed with the Commission on October 2, 2017 (collectively, the “Registration Statement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Amended and Restated Declaration of Trust (the “Declaration of Trust”).  With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.  We have reviewed (i) the Declaration of Trust; (ii) the By-Laws; (iii) certain resolutions (the “Resolutions”) adopted by the Board of Trustees of the Trust authorizing, among other things, the issuance of the Shares pursuant to the exercise of the Rights; (iii) a certificate, dated October 17, 2017, from the Secretary of State of the State of Delaware with respect to the Trust’s good standing in the State of Delaware; (iv) the Registration Statement; (v) the Prospectus Supplement, dated October 19, 2017 (the “Prospectus Supplement”); and (vi) such other documents and matters as we have deemed necessary to enable us to render this opinion.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares, when issued and paid for upon exercise of the Rights in accordance with the Declaration of Trust and the Resolutions and in the manner contemplated in the Registration Statement and the Prospectus Supplement, will be legally issued, fully paid and non-assessable.

The opinion rendered herein speaks only as of the date of this letter, and we undertake no duty to advise you as to any change in law or change in fact occurring after the delivery of this letter that could affect any of the opinions rendered herein.

We are attorneys licensed to practice only in the State of New York.  The foregoing opinion is limited to the Federal laws of the United States and the Delaware Statutory Trust Act, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have consented to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the headings “Legal Matters” and “Legal Counsel” in the Registration Statement.  In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Dechert LLP

Dechert LLP